Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Beverly Enterprises, Inc. Executive Deferred Compensation Plan of our report dated February 4, 2002, with respect to the consolidated financial statements of Beverly Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Little Rock, Arkansas
November 11, 2002